Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-37924 of The AES Corporation of our report dated February 3, 2000 (February 22, 2000, as to the last paragraph of Note 2), appearing in the Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in both Prospectuses, which are part of that Registration Statement.


/s/ Deloitte & Touche LLP
McLean, Virginia
June 1, 2000